Registration No. 333-_____________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EMISPHERE TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	2834	13-3306985

(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)
765 Old Saw Mill River Road
Tarrytown, New York 10591
(914) 347-2220
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)

MICHAEL V. NOVINSKI
President, Chief Executive Officer
Emisphere Technologies, Inc.
765 Old Saw Mill River Road, Tarrytown, New York 10591
(914) 347-2220
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of Communications to:
Timothy C. Maguire, Esq.
Brown Rudnick Berlack Israels LLP
One Financial Center
Boston, MA 02111
617-856-8200

     Approximate date of commencement of proposed sale to the public: From time to time or at one time after the effective date of this Registration Statement as determined by the Registrant.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest or interest investment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ 333-133087
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I. D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I. D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Calculation of Registration Fee

Proposed
Maximum
Title of Each Class		Offering	Proposed Maximum	Amount of
of Securities to	Amount to be	Price Per	Aggregate	Registration
be Registered	Registered	Unit (1)	Offering Price	Fee(2)
Common Stock, par value $0.01 per share	—	$ —	—	—
Warrants	—	—	—	—
Total Registration Fee	400,000	$3.785	$1,514,000	$46.48

(1)	Based on the public offering price of $3.785.

(2)	The registrant previously registered 6,000,000 shares of its common stock, with a proposed maximum aggregate offering price of $ 48,300,000, pursuant to a registration statement on Form S-3 (SEC File No. 333-133087) for which the registrant paid a registration fee of $5,685.

PART II
Item 16. Exhibits
SIGNATURES
INDEX TO EXHIBITS
Ex-5.1 Opinion of Brown Rudnick Berlack Israels LLP
Ex-23.2 Consent of PricewaterhouseCoopers LLP

Explanatory Note
This Registration Statement on Form S-3 is being filed by Emisphere Technologies, Inc. pursuant to Rule 462(b) and General Instruction IV of Form S-3, both as promulgated under the Securities Act of 1933, as amended, with respect to the registration of an additional 400,000 shares of its common stock, par value $0.01 per share. The contents of the Registration Statement on Form S-3 (File No. 333-133087), filed by Emisphere Technologies, Inc. with the Securities and Exchange Commission, which was declared effective on May 2, 2006, is incorporated by reference into, and shall be deemed part of, this Registration Statement. The required opinion and consent are listed on an Exhibit Index attached hereto and filed herewith.
 1

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16. Exhibits.
     All exhibits filed with or incorporated by reference in Registration Statement No. 333-133087 are incorporated by reference into, and shall be deemed to be a part of, this Registration Statement, except for the following, which are filed herewith.
     The following exhibits are filed with or incorporated by reference into this registration statement.

Exhibit
Number	Description

5.1	Opinion of Brown Rudnick Berlack Israels LLP

23.1	Consent of Brown Rudnick Berlack Israels LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney (included on signature page)
 II-1

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tarrytown, State of New York on August 16, 2007.

EMISPHERE TECHNOLOGIES INC

By:	/s/ Michael V. Novinski

Michael V. Novinski
President and Chief Executive Officer
POWER OF ATTORNEY
     Each person whose signature appears below constitutes and appoints Michael V. Novinski and William T. Rumble, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the persons whose signatures appear below, which persons have signed such Registration Statement in the capacities indicated:

NAME AND SIGNATURE	TITLE	DATE

/s/ Michael V. Novinski Michael V. Novinski	President and Chief Executive Officer (principal executive officer)	August 16, 2007

/s/ Stephen K. Carter, M.D. Stephen K. Carter, M.D.	Director	August 16, 2007

/s/ Mark H. Rachesky, M.D. Mark H. Rachesky, M.D.	Director	August 16, 2007

/s/ Michael Weiser, M.D. Michael Weiser, M.D.	Director	August 16, 2007

/s/ John D. Harkey, Jr. John D. Harkey, Jr.	Director	August 16, 2007

/s/ William T. Rumble, C.P.A. William T. Rumble, C.P.A.	Corporate Controller (principal accounting officer)	August 16, 2007
 II-2

INDEX TO EXHIBITS
     The following exhibits are filed with or incorporated by reference into this registration statement.

Exhibit
Number	Description

5.1	Opinion of Brown Rudnick Berlack Israels LLP

23.1	Consent of Brown Rudnick Berlack Israels LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney (included on signature page)